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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2005, except Note 20, as to which the date is May 2, 2005 in Post Effective Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-120411) and related Prospectus of Vyteris Holdings (Nevada), Inc. for the registration of 12,500,000 shares of its common stock.

                                                /s/ Ernst & Young LLP

MetroPark, New Jersey
September 30, 2005